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                                                                   EXHIBIT 99.02

                   [LETTERHEAD OF SALOMON SMITH BARNEY INC.]

The Board of Directors
Syncor International Corporation
6464 Canoga Avenue
Woodland Hills, California 91367

Members of the Board:

     We hereby consent to the inclusion of our opinion letter as Appendix D to, and to the reference thereto under the caption "SUMMARY -- Opinion of Syncor's Financial Advisor" and "THE MERGER -- Opinion of Syncor's Financial Advisor" in the Supplemental Proxy Statement/Prospectus of Syncor International Corporation ("Syncor") and Cardinal Health, Inc. ("Cardinal Health") relating to the proposed merger involving Syncor and Cardinal Health, which Supplemental Proxy Statement/Prospectus is part of the Registration Statement on Form S-4, Post-Effective Amendment No. 1, of Cardinal Health. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          /s/ Salomon Smith Barney Inc.
                                          --------------------------------------
                                          SALOMON SMITH BARNEY INC.

New York, New York
December 6, 2002